UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 29, 2014

Heritage Oaks Bancorp
(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

000-25020	77-0388249
(Commission File Number)	(IRS Employer Identification No.)

1222 Vine Street, Paso Robles, CA	93446
(Address of principal executive offices)	(Zip Code)

805-369-5200
(Registrant's Telephone Number, Including Area Code)

_________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On October 29, 2014, the Company entered into an Exchange Agreement with Castle Creek Capital Partners IV, LP (“Castle Creek”).  Pursuant to the terms of the Exchange Agreement, Castle Creek will exchange 1,189,538 shares of the Company’s Series C Convertible Perpetual Preferred Stock having a liquidation preference of $3.25 per share for shares of the Company’s common stock, no par value, on a one-for-one exchange ratio basis.

The consummation of the transactions contemplated by the Exchange Agreement is subject to (i) Castle Creek having received a non-control determination with respect to the Company from the Board of Governors of the Federal Reserve System (or the Federal Reserve Bank of San Francisco) and the California Department of Business Oversight, Division of Financial Institutions, (ii) the receipt of any approvals, non-objections or authorizations of all governmental entities required for the consummation of the transactions contemplated by the Exchange Agreement, (iii) no provision of law and no judgment, injunction, order or decree of any governmental entity shall prohibit consummation of the transactions contemplated by the Exchange Agreement, and (iv) the satisfaction or waiver of certain other customary closing conditions.

The Company agreed in the Exchange Agreement to file, as soon as practicable, and in any event within 30 days of the closing of the transactions contemplated by the Exchange Agreement, a registration statement on Form S-3 under the Securities Act covering the resale by Castle Creek of all of the shares of the Company’s common stock received in the exchange, and to cause such shares to be authorized for listing on The NASDAQ Capital Market.

The Company anticipates that the closing of the transactions contemplated by the Exchange Agreement should occur during the fourth quarter of 2014.

The foregoing description of the Exchange Agreement is not complete and is qualified in its entirety by reference to the full text of the Exchange Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.02.  Results of Operations and Financial Condition.

On October 30, 2014, the Company issued a press release announcing the financial condition and results of operations for the third quarter of 2014. A copy of the third quarter earnings release and the earnings tables are furnished herewith as Exhibit 99.1.

Item 5.03.  Compensatory Arrangements of Certain Officers.

On October 29, 2014, the Company and the Bank entered into an employment agreement with its President and Chief Executive Officer, Simone Lagomarsino.  The employment agreement was approved by the Board of Directors of the Company and the Bank. The employment agreement provides that Ms. Lagomarsino shall serve on the Board of Directors of the Company and the Bank.  The term of Ms. Lagomarsino’s employment agreement shall continue until terminated in accordance with its terms.

Ms. Lagomarsino will receive an annual base salary of $425,000. Ms. Lagomarsino shall be eligible to earn an annual cash bonus award of a specified percentage of her base salary, based upon the achievement of annual performance goals established by the Compensation Committee.  In addition, Ms. Lagomarsino is entitled to receive certain other benefits that the Bank extends to all of its executive employees, such as life insurance, disability insurance, health, dental, vision and other insurance benefits and 401(k) plan participation.  Under the employment agreement, the Company may grant from time to time to Ms. Lagomarsino equity awards under and subject to the terms and conditions of the Company’s 2005 Equity Based Compensation Plan or such other plan that the Company is then regularly granting equity awards to its executive officers. Ms. Lagomarsino is entitled to fringe benefits and perquisites consistent with the practices of the Bank and the use of an automobile, and a gym or personal trainer in an amount not to exceed $500.00 per month.

 In the event the employment of Ms. Lagomarsino is terminated by the Bank for “Cause”, Ms. Lagomarsino is entitled to base salary earned, accrued vacation, unpaid annual bonus with respect to any completed calendar year immediately preceding the termination date, such employee benefits including equity compensation and deferred compensation, if any, as to which she may be entitled under the Bank's employee benefit plans as of the termination date, and unreimbursed business expenses, each through the date of termination (the “Accrued Amounts”).

In addition to what Ms. Lagomarsino is entitled to in the event of termination for “Cause”, if she is terminated without “Cause” or she terminates her employment for “Good Reason”, Ms. Lagomarsino will receive: (i) equal installment payments over a one-year period payable in accordance with the Bank's normal payroll practices, which are in the aggregate equal to her annual base salary for the year in which the termination date occurs, (ii) a lump sum payment equal to the product of the annual bonus, if any, that she earned for the calendar year prior to the one in which the termination date occurs and a fraction, the numerator of which is the number of days she was employed by the Bank during the year of termination and the denominator of which is the number of days in such year (the “Pro Rata Bonus”), and (iii) if she timely and properly elects continuation coverage under COBRA, the Bank shall reimburse her for the difference between the monthly COBRA premium paid by her for herself and her dependents and the monthly premium amount paid by similarly situated active executives, and she shall be eligible to receive such reimbursement until the earliest of the twelve-month anniversary of the termination date, the date she is no longer eligible to receive COBRA continuation coverage, and the date on which she becomes eligible to receive substantially similar coverage from another employer (the “COBRA Benefits”). The treatment of any outstanding equity awards shall be determined in accordance with the terms of the 2005 Equity Based Compensation Plan or such other plan that the Company is then regularly granting equity awards to its executive officers, and the applicable award agreements.

If Ms. Lagomarsino’s employment is terminated on account of “Disability” or death, she will receive the Accrued Amounts, and the Pro Rata Bonus in a lump sum.

If Ms. Lagomarsino terminates her employment for “Good Reason” or her employment is terminated without “Cause” within twelve (12) months following a “Change in Control”, in addition to the Accrued Amounts, a lump sum equal to the Pro Rata Bonus and the COBRA Benefits, she shall be entitled to receive: (i) a lump sum payment equal to one (1) times the sum of her annual base salary and annual bonus for the year previous to the year in which the termination date occurs (or if greater, the year immediately preceding the year in which the Change in Control occurs), and (ii) equal installment payments over a two-year period payable in accordance with the Bank's normal payroll practices, which are in the aggregate equal to two (2) times the sum of her annual base salary and annual bonus for the year previous to the year in which the termination date occurs (or if greater, the year immediately preceding the year in which the Change in Control occurs). The treatment of any outstanding equity awards shall be determined in accordance with the terms of the 2005 Equity Based Compensation Plan or such other plan that the Company is then regularly granting equity awards to its executive officers, and the applicable award agreements.

As a condition to the receipt of any of the foregoing post-termination payments and benefits (except in the case of termination of employment due to death), Ms. Lagomarsino is required to provide the Company and the Bank with a general release from any and all claims, known and unknown, that Ms. Lagomarsino may have against the Company and/or the Bank.

The employment agreement contains standard confidentiality and other business protection covenants, including covenants not to solicit or disparage.  Generally speaking, Ms. Lagomarsino agrees not to induce any employees to leave or otherwise interfere with or disrupt the relationships between the Bank and its employees, or divert or attempt to divert from the Bank any of its customers, during the term of her employment and for a period of one year following her separation from the Bank.  The employment agreement also contains a standard indemnification provision.

The foregoing description of Ms. Lagomarsino’s employment agreement is not complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 8.01.  Other Events.

Consent Order

On October 29, 2014, the Bank entered into a Stipulation to the Issuance of a Consent Order with its bank regulatory agencies, the Federal Deposit Insurance Corporation (“FDIC”) and the California Department of Business Oversight (“CDBO”), consenting to the issuance of a consent order (“the Consent Order”)  relating to identified deficiencies in the Bank’s centralized Bank Secrecy Act and anti-money laundering compliance program, which is designed to comply with the requirements of the Bank Secrecy Act, the USA Patriot Act of 2001 and related anti-money laundering regulations (collectively, the "BSA/AML Requirements"). The Consent Order requires, among other things, that the Bank review, assess and take actions to strengthen and enhance its’ compliance programs related to the BSA/AML Requirements. Management and the Board have been working diligently to comply with the Consent Order and believe they have allocated sufficient resources to address the corrective actions required by the FDIC and CDBO. Compliance and resolution of the Consent Order will ultimately be determined by the FDIC and CDBO.

The foregoing summary description of the Consent Order is not complete and is qualified in its entirety by reference to the full text of the Consent Order, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K.

Dividend Declared

On October 29, 2014, the Company’s Board of Directors declared a cash dividend of $0.05 per share, payable on December 1, 2014, to shareholders of the Company’s common stock as of November 17, 2014.  Holders of the Company’s Series C Preferred stock are also entitled to a per share dividend equivalent to the common dividend declared for which each share of Series C Preferred stock is convertible into common stock.

Item 9.01. Financial Statements and Exhibits.

10.1	Exchange Agreement, dated October 29, 2014, by and between Heritage Oaks Bancorp and Castle Creek Capital Partners IV, LP

10.2	Employment Agreement, dated October 29, 2014, by and among Simone Lagomarsino, Heritage Oaks Bancorp and Heritage Oaks Bank

10.3	Stipulation to the Issuance of a Consent Order, dated October 29, 2014, issued by the FDIC and the CA DBO to Heritage Oaks Bank

99.1	Earnings release, dated October 30, 2014

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heritage Oaks Bancorp
Date: October 30, 2014	By: /s/ WILLIAM RAVER William Raver Corporate Secretary